SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement") is entered into as of November __, 2005, by and between Mountains West Exploration, Inc. ("Borrower") and LD Acquisition LLC (the "Secured Party").

A. The Secured Party has loaned Borrower an aggregate of $197,000 evidenced by the promissory note dated as of the date hereof (the "Promissory Note").

B. As an inducement to make the loan, Borrower has agreed to grant the Secured Party a security interest in the assets of Borrower pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Grant of Security Interest. Borrower hereby grants, pledges, assigns, transfers and delivers to the Secured Party a security interest in the following property of Borrower (hereinafter called the "Collateral"):

                  (a) accounts, accounts receivable, chattel paper, contract rights, leases, leasehold interests, letter of credit rights, instruments, documents, investment property, software, patents, copyrights, trademarks, trade names, beneficial interests and general intangibles,

               (b) certificated or uncertificated securities,

               (c) goods, including, without limitation, all of Borrower's consumer goods, equipment, fixtures and inventory,

               (d) documents and instruments,

               (e) liens, guaranties and other rights and privileges pertaining to any of the foregoing,

               (f) all accessions to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing,

               (g) all books, records and computer records in any way relating to the foregoing, and

               (h) all proceeds and products of any of the foregoing.

         The Collateral shall secure payment and performance of Borrower's obligations under the Promissory Note (the "Obligations"). All references to the "Code" shall refer to the Uniform Commercial Code of the State of Delaware, as amended from time to time.


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         2.  Authorization to File. The Borrower hereby  irrevocably  authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by
Part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) the organization identification number issued to the Borrower and,
(ii) in the case of a financing statement filed as a fixture filing a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Secured Party promptly upon request. The Borrower also ratifies its authorization for the Secured Party to have filed in any jurisdiction any like financing statements if filed prior to the date hereof.

         3. Default. An event of default under the Note is a default under this Agreement (an "Event of Default"). Upon an Event of Default, the Secured Party may declare all Obligations immediately due and payable and shall have the rights and remedies of a secured party under the Code. Any actions taken by the Secured Party pursuant to this Agreement shall require written consent. Upon an Event of Default, if the Secured Party exercise its rights and remedies under the Code, the proceeds received from the disposition of the Collateral shall be applied as follows:

               (a) First, to reimburse the Secured Party for its reasonable expenses in connection with the collection and sale of the Collateral;

               (b) Second, to the payment of all principal and interest due on the Promissory Note; and

               (c) Third, any excess funds to Borrower.

         4. Termination of Security Agreement. Immediately upon payment in full of the Obligations, the Secured Party shall release any and all interest the Secured Party have in the Collateral, including the filing of Code termination statements in any jurisdictions where the Secured Party filed Code financing statements, and this Agreement shall automatically terminate.

5. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provision) of the State of Delaware.

6. Amendment and Waiver. This Agreement may not be modified, amended, altered or supplemented except by written agreement executed by all parties hereto. Any term or provision of this Agreement may be waived in writing at any time by the party that is entitled to its benefits.



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7. Counterparts.  This Agreement may be executed in several  counterparts;  each such counterpart shall be considered an original agreement and all such executed counterparts shall constitute one Agreement.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives and permitted successors and assigns; provided that no party may assign this Agreement without the prior written consent of the other party.

9. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.


     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the date first written above.


                                               Mountains West Exploration, Inc.

                                             By_________________________________
                                             Its:

                                             Address:




Accepted:

LD Acquisition LLC

By_________________________________


Its:

Address: